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                                                                    EXHIBIT 23.2

                           CONSENT OF SHEILA P. BURKE

    This letter will constitute my consent to the inclusion in the Annual Report on Form 10-K for the year ended December 31, 1996 of WellPoint Health Networks Inc. (the "Company") of my name as a director of the Company, effective as of April 1, 1997.

Sheila P. Burke

Dated: March 19, 1997